UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): September 21, 2005
Commission File Number 1-5097
JOHNSON CONTROLS, INC.
(Exact name of registrant as specified in its charter)

Wisconsin (State of Incorporation)	39-0380010 (I.R.S. Employer Identification No.)

5757 N. Green Bay Avenue P.O. Box 591 Milwaukee, Wisconsin (Address of principal executive offices)	53201 (Zip Code)
Registrant’s telephone number, including area code: (414) 524-1200
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.   Entry into Material Agreement.
     On September 21, 2005, the Board of Directors of Johnson Controls, Inc. (the “Company”) authorized the entry by the Company into revised forms of indemnification agreements (the “Indemnification Agreements”) with each of the Company’s directors, elected officers and certain executives (each an “Indemnitee”). The Indemnification Agreements will supersede the current indemnity agreements now in existence between the Company and the Indemnitees (the form of which was filed as Exhibit 10.L to the Company’s Annual Report on Form 10-K for its fiscal year ended September 30, 2004), although the Indemnification Agreements are substantially similar to those currently in place.
     The Indemnification Agreements generally require the Company to indemnify an Indemnitee to the greatest extent permitted by law if the Indemnitee is party to, is threatened to be made party to or is or was a witness to certain proceedings by reason of the fact that the Indemnitee was an officer or director of the Company or is or was serving at the Company’s request as a director, officer, employee or agent of another enterprise, so long as the Indemnitee did not breach a duty to the Company that constituted a willful failure to deal fairly with the Company or its shareholders in connection with a matter in which the Indemnitee had a material conflict of interest, a transaction from which the Indemnitee derived an improper personal profit, willful misconduct, or a violation of the criminal law (unless the Indemnitee had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful) (“Breach of Duty”). The Indemnification Agreements include related procedural requirements and a process for making a determination of indemnification rights. The Indemnification Agreements also require the Company to advance expenses incurred by an Indemnitee in connection with covered proceedings if the Indemnitee furnishes to the Company a certificate affirming his or her good faith belief that her or she has not engaged in misconduct which constitutes a Breach of Duty and undertakes in writing to repay the advanced amounts to the extent the Indemnitee is determined not to be entitled to indemnification by the Company. The Indemnification Agreements further provide that the Company may maintain directors’ and officers’ liability insurance for Indemnitees, regardless of whether the Company is required or permitted to indemnify against liabilities or allow expenses to the Indemnitees pursuant to the other provisions of the Indemnification Agreement.
     The Indemnification Agreements are not exclusive of any benefits provided to Indemnitees regarding indemnification or allowance of expenses by the Wisconsin Business Corporation Law or any provision of the Company’s Restated Articles of Incorporation or By-laws, other written agreement, Board of Directors’ resolution, vote of the shareholders of the Company or otherwise.
     The form of the Indemnification Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference. The brief summary of the material provisions of the Indemnification Agreement set forth above is qualified in its entirety by reference to the Indemnification Agreement filed as an exhibit hereto.

Item 9.01.   Financial Statements and Exhibits.
(a)	Not applicable.

(b)	Not applicable.

(c)	Exhibits. The following exhibits are being filed herewith:
(10.1)	Form of indemnification agreement to be entered into between Johnson Controls, Inc. and each of its directors, elected officers and certain executives.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JOHNSON CONTROLS, INC.
BY:	/s/ R. Bruce McDonald
R. Bruce McDonald
Vice President and Chief Financial Officer

Date: September 27, 2005

JOHNSON CONTROLS, INC.
EXHIBIT INDEX TO FORM 8-K
Report Dated September 21, 2005

Exhibit No.

(10.1)	Form of indemnification agreement to be entered into between Johnson Controls, Inc. and each of its directors, elected officers and certain executives.

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